UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	February 15, 2007

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50858	39-0188050

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172

(Address of principal executive offices, including ZIP code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))
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Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Form of Award Agreements and Grants of Equity-Based Awards

                                The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Bucyrus International, Inc. (the “Company”) from time to time grants equity-based awards to executive officers and other key employees of the Company under, and pursuant to the terms and conditions of, the Company’s Amended and Restated 2004 Equity Incentive Plan ( the “2004 Plan”), which will be renamed the Bucyrus International, Inc. Omnibus Incentive Plan 2007 (the “Omnibus Plan”) if approved by the Company’s stockholders at the Company’s 2007 annual meeting of stockholders. At its February 14, 2007 meeting, the Committee approved forms of award agreements it will use to grant such equity awards under the 2004 Plan and the proposed Omnibus Plan. The forms of 2007 Stock Appreciation Rights Award Agreement and the 2007 Restricted Share Award Agreement (together, the “Award Agreements”) are filed as exhibits hereto and are incorporated by reference herein. At the same meeting, the Committee approved awards of restricted stock and stock appreciation rights to executive officers and other key employees of the Company under the 2004 Plan using the Award Agreements. Such awards have an effective grant date as of the close of business on the third business day after the Company’s 2006 earnings release.

Establishment of 2007 Target Performance Goals Under the Proposed Omnibus Plan

                                Also at its February, 14, 2007 meeting, the Committee approved annual cash incentive award targets for 2007 for the Company’s executive officers and other key employees pursuant to the Company’s proposed Omnibus Plan. For 2007, the target bonus percentage amounts for each of Messrs. Sullivan, Krueger, Mackus and Bosbous are 100%, 60%, 50% and 35% of their respective 2007 base salaries, which equate to a targeted bonus award of $670,000 ($760,000 if the Company’s pending acquisition of DBT GmbH closes), $230,403, $162,161 and $59,425, respectively. The executive officers and other key employees may earn cash bonuses for 2007 based on a 75% and 25% weighted combination of the Company’s relative achievement in 2007 of the following two financial performance measures, respectively: consolidated earnings before interest, taxes, depreciation and amortization (“Consolidated EBITDA”) and consolidated return on assets (“Consolidated ROA”). For 2007, the threshold, target and maximum goals for Consolidated EBITDA are $142.5 million, $158.3 million and $177.8 million, respectively, and the threshold, target and maximum goals for Consolidated ROA are 12.1%, 13.5% and 14.5%, respectively A cash bonus payment of 50% of the targeted bonus award will be paid if the Company reaches each of the threshold goals. A cash bonus payment of 100% of the targeted bonus award will be paid if the Company reaches each of the target goals. A cash bonus of 200% of the targeted bonus award will be paid if the Company reaches each of the maximum goals. A pro-rata cash bonus payment will be paid if performance is between the target and maximum goals. No cash bonus payments will be made if the Company’s performance is below each of the threshold goals.

Key Executive Employment and Severance Agreements

                                On February 15, 2007, the Board adopted three forms, or “Tiers,” of Key Executive Employment and Severance Agreements (“KEESAs”), copies of which are filed as exhibits hereto and are incorporated by reference herein. On February 15, 2007, the Board also approved, and the Company entered into, the following respective forms of KEESA with each of the following executive officers of the Company: Tier 1 – Timothy W. Sullivan, President and Chief Executive Officer; Tier 2 – Kenneth W. Krueger, Chief Operating Officer and Craig R. Mackus, Chief Financial Officer and Secretary; and Tier 3 – John F. Bosbous, Treasurer. Each of these KEESAs provides that, following any “change in control of the Company” (as defined in the KEESAs), such executive officer will be employed

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in the same capacity and position and in the same metropolitan area as immediately prior to the change in control for a length of time set forth in the agreement (three years in the case of Mr. Sullivan, two years in the case of Messrs. Krueger and Mackus, and one year in the case of Mr. Bosbous). During the applicable employment period, each such executive officer would be entitled to receive an annual base salary at least equal to his annual base salary in effect immediately prior to the change in control (subject to increase at least annually by the Committee based on the contributions of such executive officer to the Company’s operating and/or administrative efficiency, growth, cash flow from operations and operating profits), plus all bonuses, incentive compensation, and other benefits extended by the Company to its executive officers. Each of these KEESAs also contains covenants by the individuals relating to post-employment noncompetition, nonsolicitation and confidentiality.

                              If, at any time during his post change-in-control employment period, the executive officer’s employment is terminated by him for a “good reason” (as defined in the KEESAs) or for any reason during the 30-day period after the first anniversary of the change in control in the case of Mr. Sullivan, or by the Company other than for “cause” (as defined in the KEESAs), death or disability, the executive officer would be entitled to receive:

•
a lump sum severance cash payment equal to the sum of (a) the executive officer’s average annual total Form W-2 compensation (i.e., base salary plus bonus amounts and all other taxable compensation) over the three years prior to the change in control multiplied by (b) the number of years set forth in the agreement (three in the case of Mr. Sullivan, two in the case of Messrs. Krueger and Mackus, and one in the case of Mr. Bosbous);

•	accrued base salary, bonus, and other payments and benefits to which the executive officer is entitled under the terms of any of the Company’s benefit plans as of the effective date of termination;

•
outplacement services provided by a nationally recognized executive placement firm until the earlier of the length of time set forth the agreement (three years in the case of Mr. Sullivan, two years in the case of Messrs. Krueger and Mackus, and one year in the case of Mr. Bosbous) or such time as the officer has obtained new full-time employment comparable to his position at the Company; and

•
coverage under life, hospitalization, medical and dental insurance until the earlier of the length of time set forth the agreement (three years in the case of Mr. Sullivan, two years in the case of Messrs. Krueger and Mackus, and one year in the case of Mr. Bosbous) or such time as the officer has obtained new employment and is covered by comparable benefits.

                If, at any time during the post change-in-control employment period, the executive officer’s employment is terminated by the officer other than for “good reason” (or for any reason other than “good reason” during the 30-day period after the first anniversary of the change in control in the case of Mr. Sullivan), or by the Company for “cause,” the executive officer would be only entitled to receive base salary, earned bonus, and other payments and benefits to which the executive officer is entitled under the terms of any of the Company’s benefit plans as of the effective date of termination.

                Each of these KEESAs further provides that if the payments and benefits under the KEESA, or any other payments or benefits under any other agreement or plan of the Company or any of its affiliates, would constitute an “excess parachute payment” for purposes of the Internal Revenue Code (the “Code”), then the Company will pay the executive officer the amount necessary to offset any excise tax imposed by Section 4999 of the Code and any additional taxes on this payment so that the net amount retained by the

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executive officer is equal to the amount that otherwise would be payable to the officer if no such taxes had been imposed.

                Also at its February 15, 2007 meeting, the Board approved, and the Company entered into, an amendment to the Letter Agreement, dated July 27, 2004, by and between the Company and Mr. Sullivan (the “Sullivan Amendment”), and an amendment to the Employment Agreement, dated May 21, 1997, by and between the Company and Mr. Mackus (the “Mackus Amendment”), respectively, to avoid a duplication of severance benefits to each executive officer following a change of control of the Company based on their entry into the new KEESAs. The Sullivan Amendment and the Mackus Amendment are filed as exhibits hereto and are incorporated by reference herein.

Item 9.01             Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

10.1	Form of 2007 Stock Appreciation Rights Agreement.

10.2	Form of 2007 Restricted Share Award Agreement.

10.3	Form of Tier 1 Key Executive Employment and Severance Agreement entered into as of February 15, 2007 between the Company and Timothy W. Sullivan.

10.4	Form of Tier 2 Key Executive Employment and Severance Agreement entered into as of February 15, 2007 between the Company and each of Kenneth W. Krueger and Craig R. Mackus.

10.5	Form of Tier 3 Key Executive Employment and Severance Agreement entered into as of February 15, 2007 between the Company and John F. Bosbous.

10.6	Amendment dated February 15, 2007 to Letter Agreement, dated July 14, 2004, by and between the Company and Timothy W. Sullivan.

10.7	Amendment dated February 15, 2007 to Employment Agreement, dated May 21, 1997, by and between the Company and Craig R. Mackus
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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

Dated: February 21, 2007	By:	/s/Craig R. Mackus

Craig R. Mackus
Chief Financial Officer and Secretary

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BUCYRUS INTERNATIONAL, INC. FORM 8-K EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of 2007 Stock Appreciation Rights Agreement.

10.2	Form of 2007 Restricted Share Award Agreement.

10.3	Form of Tier 1 Key Executive Employment and Severance Agreement entered into as of February 15, 2007 between the Company and Timothy W. Sullivan.

10.4	Form of Tier 2 Key Executive Employment and Severance Agreement entered into as of February 15, 2007 between the Company and each of Kenneth W. Krueger and Craig R. Mackus.

10.5	Form of Tier 3 Key Executive Employment and Severance Agreement entered into as of February 15, 2007 between the Company and John F. Bosbous.

10.6	Amendment dated February 15, 2007 to Letter Agreement, dated July 14, 2004, by and between the Company and Timothy W. Sullivan.

10.7	Amendment dated February 15, 2007 to Employment Agreement, dated May 21, 1997, by and between the Company and Craig R. Mackus.
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